Exhibit 99.1

For Immediate Release

Contact:
Andrea Goodman	Jim Buckley
Director of Communications	Executive Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3333	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES THAT MONICA NOETHER WILL LEAD A HEALTH CARE OFFERING AND RETURN TO A FULL-TIME CONSULTING ROLE AT THE FIRM

Prior to this Appointment, Dr. Noether Served as Chief Operating Officer

BOSTON, February 7, 2013 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced the appointment of Monica Noether to a new role as leader of an expanded health care offering at CRA. Dr. Noether has decided to return to a full-time consulting role at the firm and will step down from her role as Chief Operating Officer (COO) and Executive Vice President (EVP) effective today. CRA does not intend to fill the COO and EVP role at this time.

“Monica has been very effective in shaping our global consulting operations and administrative functions during the past three years as our Chief Operating Officer,” said CRA’s President and Chief Executive Officer Paul Maleh. “Monica’s new role is ideally suited for her consulting and management expertise, and I am looking forward to her leadership of CRA’s health care offering. Few surpass Monica’s knowledge and understanding of our organization, and her imprint on CRA is far-reaching. Prior to becoming COO, Monica spent nearly 15 years leading CRA’s various litigation-related business units, as well as building a highly successful consulting practice as a leading expert in health care antitrust and reimbursement economics.”

“This opportunity juxtaposes my passions for analytical consulting and health care, as well as for advancing CRA’s commitment to both the highest quality client offerings and rewarding careers,” said Dr. Monica Noether. “Major changes in the health care sector are affecting all of its players—providers, payors, suppliers, and the agencies that regulate them. Given this sector’s importance in our economy, it is the ideal time to diversify CRA’s health care offering to clients and more widely leverage our robust understanding of health care markets with our unsurpassed expertise in complex, empirically based analyses. CRA maintains an entrepreneurial culture that provides multiple paths to advance within the Company, and I am excited to begin this next opportunity.”

CRA has been a leader in antitrust, finance, and other economic issues related to the health care industry for more than 15 years, providing economic testimony on these matters. The firm’s expanded health care offering will build upon its established reputation in litigation and regulatory support, drawing on experts across CRA, to provide a comprehensive service that addresses issues surfacing from private and public sector health care reform, including in antitrust, reimbursement, valuation, finance, intellectual property, and false claims.

Dr. Steven C. Salop, a Senior Consultant to CRA and Professor of Economics and Law at Georgetown University Law Center, said, “We are looking forward to Monica’s return to consulting full-time. Her substantial experience and good judgment in analyzing the array of health care issues involving both competition and reimbursement will benefit both CRA’s clients and public policy.”

About Charles River Associates (CRA)
Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

Statements in this press release concerning Monica Noether’s new role, the Company’s new health care offering, any future business Monica Noether may generate for the Company or the health care offering, the future business, operating results, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” “prospects,” “target,” or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties. Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors. Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by the Company include, among others, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting, recruiting and retaining qualified consultants, dependence on outside experts, utilization rates, completing acquisitions and factors related to its completed acquisitions, including integration of personnel, clients and offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect the Company’s practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability. Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission. The Company cannot guarantee any future results, levels of activity, performance or achievement. The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

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